UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 4, 2011
L-1 IDENTITY SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-33002	02-0807887

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

177 BROAD STREET STAMFORD, CT	06901

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number including area code: (203) 504-1100
Not Applicable
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events
As previously disclosed in the press release of L-1 Identity Solutions, Inc. (“L-1”), dated April 29, 2011, and L-1’s Form 8-K, dated April 29, 2011, in connection with the pending acquisition of L-1 by Safran SA, the parties voluntarily withdrew and re-filed the joint notification to the Committee on Foreign Investment in the United States (“CFIUS”) in order to provide additional time for the efforts to negotiate the terms of a definitive mitigation agreement with the CFIUS agencies. As noted in such press release and Form 8-K, there can be no assurance that a definitive mitigation agreement will be executed; however, L-1 expects the parties to work diligently in an effort to finalize the agreement as quickly as possible.
On May 4, 2011, CFIUS informed L-1 that it had accepted the refiled joint notification, which commenced a new 30-day review period scheduled to expire on June 2, 2011.
Forward Looking Statements
This communication contains forward-looking statements that involve risks and uncertainties. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect the Company’s current views based on management’s beliefs and assumptions and information currently available. Forward-looking statements concerning future plans or results are necessarily only estimates, and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, the availability of customer funding for L-1 products and solutions, general economic and political conditions, the timing of consummating the previously announced proposed merger with Safran SA, the risk that a condition to closing such transaction may not be satisfied or waived, the risk that a regulatory approval that may be required for such transaction is not obtained or is obtained subject to conditions that are not anticipated, the ability of the Company to successfully refinance or amend its credit agreement on a timely basis if required, and additional risks and uncertainties described in the Securities and Exchange Commission filings of L-1 Identity Solutions, including its Form 10-K for the year ended December 31, 2010. L-1 Identity Solutions expressly disclaims any intention or obligation to update any forward-looking statements.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2011	L-1 IDENTITY SOLUTIONS, INC.
	By:	/s/ Mark S. Molina
		Name:	Mark S. Molina
		Title:	EVP, Chief Legal Officer & Secretary